UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2011

CALL NOW, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-271160	65-0337175
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

1 Retama Parkway
Selma, Texas 78154
(Address of principal executive offices)     (Zip Code)

(210) 651-7145
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 11, 2011 the Company notified the U.S. Securities and Exchange Commission (“SEC”) that it has severely curtailed its operations and does not currently possess, or expect to obtain in the future, the necessary financial resources to engage the professionals needed to properly respond to the SEC comment letter dated September 12, 2011, or prepare any further quarterly or annual filings. A copy of the communication is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Letter to SEC dated October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.

Date: October 11, 2011	By: /s/ Thomas R Johnson
Thomas R. Johnson, President